EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AtheroGenics and AstraZeneca End Collaboration Agreement for AGI-1067

Atlanta, GA - April 23, 2007 - AtheroGenics, Inc. (Nasdaq: AGIX) today reported that AstraZeneca has notified the Company that it is ending their collaboration to develop and commercialize AGI-1067. As a result of this decision, AtheroGenics will reacquire all worldwide rights for AGI-1067 and will continue to develop the compound. AtheroGenics has been meeting with clinical and regulatory experts to discuss the various options for further development of the compound, and the Company expects to announce its strategy in May. As part of the termination provisions of the agreement, AstraZeneca is responsible for providing transition support to AtheroGenics.

“Based on our analysis of the data and discussions we’ve had to date with clinical and regulatory experts, we remain committed to further developing AGI-1067,” stated Russell M. Medford, M.D., Ph.D., President and Chief Executive Officer of AtheroGenics. “AtheroGenics has the financial resources to continue the development of AGI-1067, and we look forward to providing more detailed plans in the coming weeks.”

About AGI-1067
Preliminary data from the ARISE Phase lll clinical study of AGI-1067 was recently presented at the American College of Cardiology 56th Annual Scientific Sessions. While AGI-1067 did not show a difference from placebo in the composite primary endpoint, the study achieved a number of other important predefined endpoints. These endpoints included a reduction in the composite of "hard" atherosclerotic clinical endpoints, composed of cardiovascular death, resuscitated cardiac arrest, myocardial infarction (heart attack) and stroke, as well as improvement in the key diabetes parameters of new onset diabetes and glycemic control.

About AtheroGenics
AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. In addition to AGI-1067, the Company has a clinical-stage development program studying AGI-1096, a novel, oral agent in Phase I that is being developed for the prevention of organ transplant rejection in collaboration with Astellas. AtheroGenics also has preclinical programs in rheumatoid arthritis and asthma utilizing its proprietary vascular protectant® technology. For more information about AtheroGenics, please visit http://www.atherogenics.com.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve significant risks and uncertainties, including summary statements relating to the potential efficacy and safety profile of AGI-1067. These and other statements contained in this press release that relate to events or developments that we expect or anticipate will occur in the future are deemed to be forward-looking statements, and can be identified by words such as “believes,” “intends,” “expects” and similar expressions. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. AtheroGenics cautions investors not to place undue reliance on the forward-looking statements contained in this release. Additional information relating to the safety, efficacy or tolerability of AGI-1067, may be discovered upon further analysis of trial data. In addition, our forward-looking statements are subject to a number of factors that could cause actual outcomes to differ materially from those expressed or implied in our forward-looking statements, including that the Food and Drug Administration might not allow us to conduct further studies of the efficacy of AGI-1067 for the same or new endpoints, and, to the extent approved, additional clinical trial work may take a significant period of time to complete or require significant additional resources to complete. We cannot ensure that AGI-1067 will ever be approved or be proven safe and effective for use in humans. These and other risks are discussed in AtheroGenics’ Securities and Exchange Commission filings, including, but not limited to, the risks discussed in AtheroGenics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The risk factors regarding AtheroGenics that are included under the caption “Risk Factors” in AtheroGenics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are specifically incorporated by reference into this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

AtheroGenics, Inc.	Media Inquiries	Investor Relations
Mark P. Colonnese	Jayme Maniatis	Lilian Stern
Chief Financial Officer	Schwartz Communication, Inc.	Stern Investor Relations, Inc.
678-336-2511	781-684-0770 or 508-971-4015	212-362-1200
investor@atherogenics.com	atherogenics@schwartz-pr.com	lilian@sternir.com

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